Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The Coast Distribution System, Inc.

Annual Report on Form 10-K

for the Year ended December 31, 2011,

as Amended by Amendment No. 1 on Form 10-K/A

The undersigned hereby certifies that (i) the Annual Report on Form 10-K, of The Coast Distribution System, Inc. (the “Company”), for the year ended December 31, 2011, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment No. 1 on Form 10-K/A (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 26, 2012

/s/ SANDRA A. KNELL
Sandra A. Knell
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Coast Distribution System, Inc. and will be retained by The Coast Distribution System, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.